Exhibit (a)(1)(B)
FORM OF CHILEAN SHARE ACCEPTANCE
If you own Shares and wish to accept the Offer by tendering your Shares to the Chilean Share Tender Agent, you are encouraged to refer to the English translation of the Chilean Aviso de Inicio (commencement notice) that has been filed by IRSA as Exhibit 99(a)(1)(I) to the Schedule TO with respect to the Offer (which translation is for informational purposes only, as is the case with respect to any and all translated documents filed pursuant to the Offer), as the procedures for tendering Shares to the Chilean Share Tender Agent, including the applicable Expiration Date, differ from those for tendering Shares to the U.S. Share Tender Agent.
Orden de Venta

Oferta Pública de Adquisición de Acciones
	N°	:
Señores	Fecha	:
Banchile Corredores de Bolsa S.A	Hora	:
Presente	Custodia	:
Faculto expresamente a Banchile Corredores de Bolsa S.A. (“Banchile”) para vender la cantidad de [•] ([cantidad en números]) acciones de COMPAÑÍA CERVECERÍAS UNIDAS S.A. a un precio de Ch$6.800 por acción, en la Oferta Pública de Adquisición de Acciones (“la Oferta”) de INVERSIONES Y RENTAS S.A. (“el Oferente”) sujeta a las condiciones que en dicha Oferta se indican, la cual expira a las 17:30 horas del día 17 de junio de 2021, sin perjuicio de las prórrogas que el Oferente pudiere establecer conforme a la Oferta y la legislación vigente. Asimismo, faculto a Banchile y le confiero poder especial irrevocable para completar los blancos del traspaso de acciones que entrego a Banchile junto con esta orden de venta, con el número de acciones que, producto del factor de prorrateo que pueda ser aplicado conforme a los términos de la Oferta, deban ser transferidas al Oferente.
Acepto que esta orden estará firme en el evento que no hubiere comunicado por escrito a Banchile mi intención de retractarme de ella antes de las 17:30 horas del día 17 de junio de 2021 o, antes de las 17:30 horas, del último día de la prórroga de la Oferta, si la hubiere.
Acepto que la ejecución de esta orden se encuentra sujeta a las condiciones señaladas por el Oferente en el Aviso de Inicio publicado en los diarios electrónicos El Líbero (www.ellibero.cl) y El Mostrador (www.elmostrador.cl), el día 18 de mayo de 2021 y a sus eventuales modificaciones.
Declaro conocer y aceptar los términos contenidos en la Oferta y, en virtud de ello, suscribo la presente orden. En especial, declaro conocer y aceptar que el Oferente no adquirirá acciones ofrecidas en términos y condiciones distintas a lo señalado en su Oferta y que en el caso de acciones que no sean adquiridas por no ajustarse a los términos y condiciones de la Oferta, o porque la Oferta ha caducado, o porque el número total de acciones ofrecidas exceden el número de acciones objeto de la Oferta, o por aplicación del correspondiente factor de prorrata, o si se retracta una aceptación, no se generará ningún tipo de derecho a indemnización, pago o reembolso para el accionista, ni implicará obligación o responsabilidad alguna para el Oferente, sus mandatarios, agentes y asesores o representantes ni para Banchile Corredores de Bolsa S.A.
Esta orden se mantendrá vigente hasta el día de vencimiento de la Oferta, esto es, hasta el día 17 de junio de 2021 o hasta el día del vencimiento de la eventual prórroga que se decida y comunique, de acuerdo a lo establecido en el Aviso de Inicio.

El precio de venta será pagado en pesos moneda nacional, con celeridad luego de que ocurra lo último entre (1) la Fecha de Expiración y (2) el cumplimiento o la dispensa de las condiciones establecidas en la Oferta bajo el apartado “The Offer — Section 13. Conditions of the Offer” y, en cualquier caso, en cumplimiento de las regulaciones y prácticas de los Estados Unidos y Chile.
Observaciones:

Esta orden corresponde a una orden de terceros no relacionados en virtud de las definiciones contenidas en el art. 100 de la Ley Nº 18.045.

Cliente:
RUT:
Dirección:

Sale Order

Offer to Purchase
No:
Sirs	Date :
Banchile Corredores de Bolsa S.A	Time:
This	Custody:
I expressly authorize Banchile Corredores de Bolsa S.A. (“Banchile”) to sell [•] ([amount in numbers]) shares of COMPAÑÍA CERVECERÍAS UNIDAS S.A. at a price of Ch$6,800 per share, in the public offer to purchase Shares (“the Offer”) by INVERSIONES Y RENTAS S.A. (the “Offeror”) subject to the conditions indicated in such Offer, which expires at 5:30 p.m. on June 17, 2021, without prejudice to the extensions that the Offeror may establish in accordance with the Offer and the current legislation. I also authorize and grant a special irrevocable power of attorney to Banchile to complete the blanks of the transfer shares that I deliver to Banchile together with this sales order, with the number of shares that, as a product of the proration that may be applied pursuant to the terms of the Offer, shall be transferred to the Offeror.
I accept that this order will be firm in the event that I have not communicated in writing to Banchile my intention to withdraw it before 5:30 p.m. on June 17, 2021 or, 5:30 p.m. on the last day of the extension of the Offer.
I accept that the execution of this order is subject to the conditions indicated by the Offeror in the Aviso de Inicio (commencement notice) published in the electronic newspapers El Líbero (www.ellibero.cl) and El Mostrador (www.elmostrador.cl) on May 18, 2021 and to its potential amendments.
I acknowledge and accept the terms of the Offer and, by virtue of this, I subscribe this sale order. In particular, I declare to acknowledge and accept that the Offeror will not acquire shares offered in terms and conditions other than what is stated in the Offer, and that in the case of shares that are not acquired because they do not conform to the terms and conditions of the Offer, or if the total number of tendered shares exceeds the total number of shares that are subject to the Offer, or because of proration provisions, or because of the cancellation of the Offer, or if tendered shares are properly withdrawn, no right to compensation, payment or reimbursement to the shareholder will arise, nor will it imply any obligation or liability for the Offeror, its representatives, agents and advisors or representatives or for Banchile Corredores de Bolsa S.A.
This order will remain in effect until the expiration day of the Offer, that is, until the day of June 17, 2021 or until the expiration day of any extension that is decided and communicated, in accordance with the provisions of the notice of Offer.
The sale price will be paid in pesos national currency, promptly after the later of (1) the Expiration Date and (2) the satisfaction or waiver of the conditions set forth in the Offer under “The Offer — Section 13. Conditions of the Offer” and, in any case, pursuant to applicable U.S. and Chilean law or practice.
Observations:

This order corresponds to an order from unrelated third-parties under the definitions contained in Article 100 of Law No. 18.045.

Client:
Tax ID:
Address:

TRASPASO DE ACCIONES
Señor Gerente de:	Compañía Cervecerías Unidas S.A. (la “Sociedad”)
Sírvase Ud. anotar en el registro de accionistas correspondiente, el traspaso de     acciones de la Sociedad, de mi propiedad, según consta del título N°[número del título], las cuales han sido vendidas a Inversiones y Rentas S.A. al precio de Ch$6.800 (seis mil ochocientos pesos chilenos) por cada acción.
	TESTIGOS VENDEDOR	VENDEDOR
Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA VENDEDOR O REPRESENTANTE
Firma Testigo N°1:		N° y documento de identificación: Domicilio:
Nombre Testigo N°2:		Ciudad:
N° y documento de identificación:		Comuna:
Domicilio:		Casilla:	Fono:
		Nacionalidad:	E. Civil:
Firma Testigo N°2:

[Ciudad], [día] de [mes] de [año].
Por el presente acto, el comprador acepta el traspaso precedente y asimismo los estatutos de la Sociedad y los acuerdos adoptados en sus respectivas juntas de accionistas.
TESTIGOS COMPRADOR	COMPRADOR

Nombre Testigo N°1:
N° y documento de identificación:
Domicilio:
FIRMA COMPRADOR O REPRESENTANTE
Firma Testigo N°1:
N° de documento de identificación:
Domicilio:
Nombre Testigo N°2:	Ciudad:
N° y documento de identificación:	Comuna:
Domicilio:	Casilla:	Fono:
	Nacionalidad:	E. Civil:
Firma Testigo N°2:

[Ciudad], [día] de [mes] de [año].

ADQUIRENTE O COMPRADOR SOLICITA
1.	Que la Sociedad tenga a su disposición el título correspondiente a las acciones adquiridas o compradas, dentro del plazo de 6 días hábiles contados desde la fecha de recepción del traspaso.
2.	Que la Sociedad no emita el título.
El hecho de que el solicitante opte por no requerir la emisión del título, no libera a la Sociedad de la obligación de cursar la inscripción correspondiente en el plazo y en la forma que establece el Reglamento de Sociedades Anónimas, ni impedirá al adquirente solicitar posteriormente la emisión y entrega de los títulos respectivos. En tal caso, efectuada tal solicitud, éstos deberán estar a su disposición dentro del plazo de 6 días hábiles, contado a partir de la fecha en que la Sociedad hubiere recibido dicha solicitud.
La nota precedente se transcribe en virtud de lo establecido en la Circular N°1.816 de la Comisión para el Mercado Financiero de fecha 26 de octubre de 2006. Se deja constancia que esta transferencia tiene por objeto el cumplimiento de un mandato.
PARA USO INTERNO DE LA SOCIEDAD
SE CANCELÓ — SE SALDÓ		SE EMITIÓ
Título N	por ___ acciones	Título N	por ___ acciones

EXHIBIT 1
TRANSFER OF SHARES
To the Manager of:	Compañía Cervecerías Unidas S.A. (the “Company”)
Please register in the corresponding Shareholders Registry, the transfer of     shares of the Company, that I own, as evidenced by título (share certificate) No. [number of título], which have been sold to Inversiones y Rentas S.A. at the price of Ch 6,800 (six thousand eight hundred Chilean pesos) per share.
WITNESSES OF SELLER	SELLER

Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF SELLER OR REPRESENTATIVE
Signature of Witness No. 1:	Identification document and No.:
Address:
Name of Witness No. 2:	City:
ID document and No.:	County:
Address:	Mailbox:	Phone Number:
	Nationality:	Marital Status:

Signature of Witness No. 2:

[City], [month and day] of [year].
The buyer hereby accepts the preceding transfer of shares and also the by-laws of the Company and the resolutions adopted in its respective shareholders’ meetings.
WITNESSES OF BUYER	BUYER

Name of Witness No. 1:
ID document and No.:
Address:
SIGNATURE OF BUYER OR REPRESENTATIVE
Signature of Witness No. 1:	Identification document and No.:
Address:
Name of Witness No. 2:	City:
ID document and No.:	County:
Address:	Mailbox:	Phone Number:
	Nationality:	Marital Status:

Signature of Witness No. 2:

[City], [month and day] of [year].

THE TRANSFEREE/BUYER REQUESTS:
1.	That the Company makes available the corresponding título (share certificate) for shares acquired or purchased, within 6 business days from the date of receipt of the transfer of shares.
2.	That the Company does not issue the título (share certificate).
The fact that the transferee/buyer chooses not to request the issuance of the título (share certificate) will not relieve the Company of the obligation to record the transfer within the term and in the manner established by the Chilean Regulation on Corporations, and will not prevent the transferee/buyer from subsequently requesting the issuance and delivery of such título (share certificate). In that case, once the request is made, the título (share certificate) shall be made available within 6 business days from the date the Company has received such request.
The preceding note is transcribed in compliance with the provisions of Circular No. 1,816 of the Chilean Financial Market Commission (Comisión para el Mercado Financiero) dated October 26, 2006. This transfer is intended to fulfill a mandate.
FOR INTERNAL USE OF THE COMPANY
CANCELLED — PAID		ISSUED
Título (share certificate) No.	for shares	Título (share certificate) No.	for shares